Exhibit 99.2

www.thorindustries.com INVESTOR PRESENTATION MARCH 6, 2019

2 Forward Looking Statements This presentation includes certain statements that are “forward looking” statements within the meaning of the U . S . Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks . These forward looking statements are not a guarantee of future performance . We cannot assure you that actual results will not differ materially from our expectations . Factors which could cause materially different results include, among others, raw material and commodity price fluctuations ; raw material, commodity or chassis supply restrictions ; the impact of tariffs on material or other input costs ; the level and magnitude of warranty claims incurred ; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers ; the costs of compliance with governmental regulation ; legal and compliance issues including those that may arise in conjunction with recently completed or announced transactions ; lower consumer confidence and the level of discretionary consumer spending ; interest rate fluctuations ; the potential impact of interest rate fluctuations on the general economy and specifically on our dealers and consumers ; restrictive lending practices ; management changes ; the success of new and existing products and services ; consumer preferences ; the ability to efficiently utilize production facilities ; the pace of acquisitions and the successful closing, integration and financial impact thereof ; the potential loss of existing customers of acquisitions ; our ability to retain key management personnel of acquired companies ; a shortage of necessary personnel for production ; the loss or reduction of sales to key dealers ; disruption of the delivery of units to dealers ; increasing costs for freight and transportation ; asset impairment charges ; cost structure changes ; competition ; the impact of potential losses under repurchase agreements ; the potential impact of the strength of the U . S . dollar on international demand for products priced in U . S . dollars ; general economic, market and political conditions ; and changes to investment and capital allocation strategies or other facets of our strategic plan . Additional risks and uncertainties surrounding the acquisition of Erwin Hymer Group SE (the "Erwin Hymer Group") include risks regarding the potential benefits of the acquisition and the anticipated operating synergies, the integration of the business, changes in Euro - U . S . dollar exchange rates that could impact the mark - to - market value of outstanding derivative instruments, the impact of exchange rate fluctuations and unknown or understated liabilities related to the acquisition and Erwin Hymer Group's business . These and other risks and uncertainties are discussed more fully in Item 1 A of our Annual Report on Form 10 - K for the year ended July 31 , 2018 and Part II, Item 1 A of our quarterly report on Form 10 - Q for the period ended January 31 , 2019 . We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law .

3 Second Quarter 2019 Update ……………………………………………. . 4 Overview & Current Industry Conditions ………………………………… 12 Appendix: Financial & Market Data ………………………………………. 16 Table of Contents

4 Second Quarter 2019 Update

5 Second Quarter Overview Taking Action to Strategically Address Current Conditions While Also Optimistic on Long - Term Growth Opportunities • Helping North American dealers right - size their inventory by adjusting volumes to meet current demand and reduce delivery lead times • Executing on our long - term strategic plan ◦ Closed on acquisition of Erwin Hymer Group (EHG) on February 1, 2019. Transformational acquisition to provide platform for long - term, global growth ◦ Acquisition - related costs in the quarter totaled $42.1 million ◦ Named industry and Thor veteran, Troy James, as newly created Senior Vice President of International Operations to lead integration efforts ◦ Teams on the ground in Germany to identify and harvest initial synergy opportunities • Stable North American retail market is anticipated in calendar 2019, setting a foundation for future wholesale demand • Long - term consumer and demographic trends support continued RV industry growth in North America and Europe • North American dealer inventory correction continues moving from double - digit growth to year - over - year decreases in dealer inventory in the fiscal second quarter. Ongoing work to balance retail channel inventory will likely persist in fiscal 2019, setting up a resumption of growth in fiscal 2020 • EHG transaction costs will impact diluted EPS throughout FY 2019 • Focused on cash flow generation to reduce overall debt from the acquisition

6 Second Quarter 2019 Key Financial Metrics • Sales reduced to more normalized levels for our second quarter, reflecting historical seasonal patterns — prior year exhibited highly unusual strength in the first half of the fiscal year. Current year sales also impacted by ongoing dealer inventory reductions • Gross profit down due to sales decrease and elevated levels of promotions and discounts compared to prior year's unusually low levels • Second quarter diluted EPS of $(0.10), including approximately $42.1 million in acquisition - related costs resulting in an unfavorable impact of $0.75 per diluted share (including a non - cash, mark - to - market loss on the foreign currency forward contract of approximately $31.2 million) • Continuing to balance production with current demand as dealers look to optimize inventory levels to minimize financing costs and improve turns

7 Second Quarter 2019 Towable Segment • Sales of travel trailers and fifth wheels decreased by 35.4% and 36.4%, respectively • Gross profit was adversely impacted by lower sales levels, increased discounting and incentives, as well as slightly increased warranty costs • Market share down slightly for calendar year 2018, with U.S. Towable share decreasing from 48.4% to 48.2%, and Canadian Towable share down from 55.1% to 52.9%* • Backlog decrease due in part to continuing dealer inventory correction as well as increased capacity reducing lead times * Source: Statistical Surveys, Inc. YTD December 31, 2018 vs. YTD December 31, 2017 Note: Data reported by Stat Surveys is based on official state and provincial records. This information is subject to adjustm ent and is continuously updated, and is often impacted by delays in reporting by various states or provinces.

8 • Sales of Class A and Class C decreased by 32.5% and 34.6%, respectively • Gross profit fell in the fiscal second quarter as a result of reduced sales levels and reduced fixed overhead absorption for the quarter • U.S. Class A and C market share for calendar year 2018 increased from 41.2% to 42.5%* • Canadian Class A and C market share increased from 40.9% to 44.6% for calendar year 2018* • Backlog decreased in part due to ongoing dealer inventory correction as well as shorter lead times * Source: Statistical Surveys, Inc. YTD December 31, 2018 vs. YTD December 31, 2017 Note: Data reported by Stat Surveys is based on official state and provincial records. This information is subject to adjustm ent and is continuously updated, and is often impacted by delays in reporting by various states or provinces. Second Quarter 2019 Motorized Segment

9 Second Quarter Key Stats Fiscal Quarters Ended January 31 Income Statement Balance Sheet & Cash Flow * Includes $42.1M in acquisition - related costs. ** Includes $0.75 in unfavorable EPS impact from acquisition - related costs.

10 Erwin Hymer Group Acquisition Driving Global Growth • Transaction closed on February 1, 2019, integration teams already engaged in Germany • Creates the #1 global RV manufacturer with a leading portfolio of brands, dealer network and global reach • Establishes a leading position in growing European RV market with a complementary and geographically diverse product portfolio • Significant mutual benefits to be derived from sharing design, R&D, technology, engineering and manufacturing excellence • Proforma financials to be filed in 8 - K/A 75 days after closing • Aligned with Thor’s strategic plan to enhance shareholder value – transaction to be accretive to earnings in first 12 months (1) (1) Before anticipated efficiencies, purchase accounting adjustments and transaction - related expenses

11 Snapshot of Combined Company Based on FY 2018 Results Adds Scale Balances Product Mix Broadens Global Footprint + + + = = = Revenue ($billions) Revenue % Revenue % / / / Notes: 4Q CY2018 average exchange rate of USD / EUR 1.14; Revenue based on FYE 7/31/2018 for Thor (audited) and FYE 8/31/2018 fo r EHG, unaudited <

12 Overview & Current Industry Conditions

13 Long - Term Operational Excellence • 38 - year record of profitability – 23.3% compounded annual five - year EPS growth (1) ◦ Balance of organic growth and accretive acquisitions • Experienced leadership – c urrent Thor management team has an average of almost 20 years in the RV industry, leading through various market conditions and cycles • Focused on cash flow – primary focus on reducing debt and supporting existing operations, then returning cash to shareholders via dividends and stock buybacks (1) Based on Diluted EPS from continuing operations (2) 2Q19 YTD Diluted EPS includes forward currency forward contract and transaction costs related to the acquisition of EHG or ap pro ximately $99.1 million, or $1.77 per share (3) The declaration of future dividends and the establishment of the per share amounts, record dates and payment dates for any su ch future dividends are subject to compliance with the credit facilities and determination of the Board, and are dependent upon future earnings, cash flows and other factors. (27.5)% (95.9)%

14 Effectively Managing Through North American Dealer Inventory Correction Flexing Production and Costs Dealers Making Progress on Inventory Levels Continuing to Invest with a Long - term Focus • Dealer inventory levels showed solid progress in right - sizing inventory as total dealer inventory went from double - digit year - over - year growth rates in 4Q18, to single - digit growth in 1Q19 and then to a decrease of 11.4% in the second quarter • Current retail environment remains stable, with early retail shows posting strong attendance • Small percentage decrease in total RV industry wholesale unit shipments in 2018 still represents the second - highest year for total shipments since the 1970s • Regularly evaluating all capital expenditures to maintain adequate capacity to meet long - term demand • Completing large production expansions at Airstream and Jayco in FY19, while carefully considering opportunities to delay some capital projects until overall demand improves • Ensuring adequate production capacity for long - term growth to avoid significant volatility of demand similar to early FY18 • Reviewing current demand level by product line including assessing current dealer inventory levels • Aligning production volume through reduction of daily production rates or shortening production schedules • Focusing on building to dealer orders and limiting the number of open units produced • Reducing costs over time while taking advantage of our variable cost structure – with a large majority of costs that are variable, we can slow down quickly and remain profitable • Maintaining flexibility to react quickly to changing market conditions, consistent with long - term goals

15 Healthy North American RV Channel Dealer Inventory Approaching Normalized Levels: • Following inventory shortages in FY17, dealers ordered aggressively in early FY18 • Although retail demand grew modestly in calendar 2018, that growth was not sufficient to bring dealer inventory levels down • Thor responded by reducing production levels to meet current demand • Average age of RV inventory on dealer lots remains healthy • Used inventory levels generally remain low, supporting trade - in values and demand for new RVs Wholesale Financing Prompting Better Inventory Management: • Credit broadly available • Normal seasonal credit line utilization • Lenders remain disciplined with curtailments, which combined with modestly higher interest rates is motivating dealers to focus on turning inventory Retail Financing is Supportive of Growth: • Credit broadly available • Lenders remain disciplined on down payments and terms • Minimal sub - prime exposure; RV loan delinquency rates among the lowest of consumer loans tracked by the American Bankers Association, most recently at 0.75% in the third quarter of 2018

16 Appendix: Financial & Market Data

17 Thor Operating Entities As of February 1, 2019 Joint Venture

18 Thor's RV Product Range Towable Segment Motorized Segment Note: Retail prices noted above are general ranges. Class A fully enclosed, bus - style motorhome; retail price $80,000 - $750,000 Class C living area built on van or pickup chassis; retail price $80,000 - $250,000 Class B van motorhomes; retail price $150,000 - $250,000 Specialty Trailers includes camping trailers, truck campers and horse trailers with living quarters; retail price $12,000 - $110,000 Travel Trailers hitch to the bumper of the tow vehicle; retail price $12,000 - $150,000 Fifth Wheels hitch to a specially mounted hitch in the bed of a pickup truck; retail price $20,000 - $185,000

19 Motorized Recreational Vehicles : van motorhomes on van chassis Retail selling price: € 44,000 – € 85,000; $ 50 , 000 – $ 100 , 000 EHG's RV Product Range Caravans Note: Retail prices noted above are general ranges. Towable Recreational Vehicles : hitch to the bumper of the tow vehicle Retail selling price: € 17,000 – € 96,000; $19, 000 – $1 1 0, 00 0 Campervans Motorized Recreational Vehicles : fully enclosed, built on van or pickup chassis or bus - style motorhome Retail selling price: € 42,000 – € 260,000; $ 50 , 000 – $ 300 , 000 Motorcaravans

20 • Formed TH2 joint venture in 3Q18, with Thor investment to date of $53.9 million, to introduce new products and services focused on enhancing the enjoyment, safety, connectivity and convenience of RV ownership, while reinforcing loyalty to Thor brands • Providing innovation solutions to an ever - widening consumer base to capture interest and retain life - long customers • Launched Togo app, including functions such as: ▪ RV service and maintenance records, checklists, registration data and reminders ▪ Roadtrippers ( www.roadtrippers.com ) — trip planning app to help RV owners see the world ▪ Mighway ( www.mighway.com ) — connects RV owners and renters in the U.S. and New Zealand • TH2's platform targets numerous additional revenue streams, including subscriptions, advertisements and commissions through partnerships with trusted third - party service providers TH2: Enhancing the RV Experience

21 North American Consumer Trends Potential RV Buyers 77 Million Households Camping Each Year Consumers Interested in RVs Target • KOA study shows that 77 million households camped in 2017, an increase of 6 million from 2014, and they camped more often (1) • One fourth of campers use an RV, but 44% of those camping in an RV do not own the RV they are using. (1) Campers who borrow or rent an RV are the next logical target for the industry • Refining those interested in experiencing the outdoors in an RV are the core target audience for Thor (1) Source: KOA 2018 North American Camping Report (2) Source: RVIA, Spring RV Roadsigns, February 2019 THE OPPORTUNITY: With the RV market totaling approximately 500,000 units annually, even a small number of the millions of outdoor enthusiasts deciding to purchase an RV could have a significant impact on the total market. (2)

RV Industry Overview - North America

RV Industry Demand

- Industry retail demand continued to grow in 2018, though the pace of growth moderated from the unusually high double-digit increases in 2016 and 2017. Consumers continue to value RVs as a flexible option for spending leisure time outdoors with friends and family
- Wholesale units typically outpace retail in the early part of the calendar year; historically, sales become more balanced as we reach the peak retail selling season. These trends were reversed in 2018, as dealers responded to inventory shortages in the prior year with aggressive ordering and resulting inventory build. Dealers continue working to reduce overall inventory levels, enabling a return to more normal seasonal patterns to meet retail demand

	Calendar Year		
	2016	2017	2018
Industry Retail Registrations (1)	416,054 units +10.8%	471,100 units +13.2%	487,893 units +3.6%
Industry Wholesale Shipments (2)	430,691 units +15.1%	504,599 units +17.2%	483,672 units (4.1)%

Consumer Confidence vs. RV Retail Registrations



500,000
400,000
300,000
200,000
100,000
0
150
125
100
75
50
25
0
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
RV Retail Registrations (1)
CCS Index (3)

Seasonal Shipment Patterns



60,000
50,000
40,000
30,000
20,000
10,000
0
Apr 2013
Aug 2013
Dec 2013
Apr 2014
Aug 2014
Dec 2014
Apr 2015
Aug 2015
Dec 2015
Apr 2016
Aug 2016
Dec 2016
Apr 2017
Aug 2017
Dec 2017
Apr 2018
Aug 2018
Dec 2018
RV Retail Registrations (1)
RV Wholesale Shipments (2)

(1) Source: Statistical Surveys, Inc., U.S. and Canada
(2) Source: Recreation Vehicle Industry Association
(3) Source: The Conference Board, Consumer Confidence Survey ®

THOR INDUSTRIES
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THO LISTED NYSE

23 RV Industry Overview - North America RV Wholesale Market Trends (Units 000's) Towable RV Wholesale Market Trends (Units 000's) YTD Shipments (Units) Dec 2018 Dec 2017 Unit Change % Change 483,672 504,599 (20,927) (4.1)% YTD Shipments (Units) Dec 2018 Dec 2017 Unit Change % Change 426,087 441,961 (15,874) (3.6)% Motorized RV Wholesale Market Trends (Units 000's) YTD Shipments (Units) Dec 2018 Dec 2017 Unit Change % Change 57,585 62,638 (5,053) (8.1)% Historical Data: Recreation Vehicle Industry Association (RVIA) (e) Calendar year 2019 represents most recent RVIA estimate as of Spring RV Roadsigns, published in February 2019

RV Industry Overview - North America

Dealer Inventory of Thor Products

- Inventory is approaching more appropriate levels given current retail demand trends, and will likely be rightsized by the end of fiscal 2019
- At the end of 2Q FY19, levels decreased compared to the prior year, marking the significant progress being made to reduce inventory levels. Year over year, dealer inventory was up 4.9% at October 31, 2018, compared to an 11.4% decrease at January 31, 2019
- Dealers actively managing inventory to ensure adequate supply for the spring show season and summer selling season
- Current age of dealer inventories of Thor products on dealers' lots remains low on a historical standard

Dealer Inventory (Units)			
Jan 31, 2019	Jan 31, 2018	Unit Change	% Change
137,900	155,650	(17,750)	(11.4)%

Thor RV Retail Market Share Trend (1)



51.3%
31.0%
21.9%
49.7%
32.8%
22.1%
48.8%
37.8%
18.4%
49.2%
41.2%
14.6%
48.7%
42.7%
9.8%
2014
2015
2016
2017
2018
Towable Retail Share
Class A/C Retail Share
Class B Retail Share

RV Industry Retail Market Share (1)

	Y/E 12/31/18		Y/E 12/31/17		Y/E 12/31/16	
	Total	Share %	Total	Share %	Total	Share %
THOR	**232,382**	**47.6%**	**225,792**	**47.9%**	**196,947**	**47.3%**
Forest River (2)	161,782	33.2%	160,437	34.1%	145,482	35.0%
Grand Design	25,526	5.2%	18,573	3.9%	11,818	2.8%
Winnebago	15,661	3.2%	15,104	3.2%	13,127	3.2%
Gulfstream	5,533	1.1%	5,661	1.2%	5,148	1.2%
REV Group	3,717	0.8%	4,012	0.9%	3,540	0.9%
Subtotal	**444,601**	**91.1%**	**429,579**	**91.2%**	**376,062**	**90.4%**
All Others	43,292	8.9%	41,521	8.8%	39,992	9.6%
Grand Total	**487,893**	**100.0%**	**471,100**	**100.0%**	**416,054**	**100.0%**

(1) Source: Statistical Surveys Inc., U.S. and Canada, calendar years 2014-2018; Thor historical results adjusted to include results of Jayco for all periods presented. Note: Towable market share includes Travel Trailers, Fifth Wheels, Camping Trailers and Park Models.
(2) Forest River includes Palomino, Coachmen, Prime Time, Shasta and Dynamax

THOR | INDUSTRIES
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THO LISTED NYSE

25 RV Industry Overview - Europe Source: European Caravan Federation (ECF), calendar years 2017 - 18 Country Touring Caravans Motor Caravans Leisure Vehicles - Total 2017 2018 Change % 2017 2018 Change % 2017 2018 Change % Austria 940 956 1.7% 1,230 1,480 20.3% 2,170 2,436 12.3 % Belgium 1,157 1,177 1.7% 4,110 4,613 12.2% 5,267 5,790 9.9 % Denmark 2,322 2,358 1.6% 347 592 70.6% 2,669 2,950 10.5 % Finland 652 681 4.4% 1,390 1,573 13.2% 2,042 2,254 10.4 % France 8,128 8,124 — % 21,333 23,878 11.9% 29,461 32,002 8.6 % Germany 22,702 24,327 7.2% 40,568 46,859 15.5% 63,270 71,186 12.5 % Italy 764 763 (0.1)% 5,101 6,114 19.9% 5,865 6,877 17.3 % Netherlands 6,716 6,628 (1.3)% 1,751 1,998 14.1% 8,467 8,626 1.9 % Norway 2,883 2,779 (3.6)% 3,630 4,166 14.8% 6,513 6,945 6.6 % Portugal 76 57 (25.0)% 219 256 16.9% 295 313 6.1 % Slovenia 105 141 34.3% 230 278 20.9% 335 419 25.1 % Spain 1,767 1,829 3.5% 3,953 4,857 22.9% 5,720 6,686 16.9 % Sweden 3,440 3,349 (2.6)% 6,405 7,218 12.7% 9,845 10,567 7.3 % Switzerland 1,637 1,633 (0.2)% 4,516 4,471 (1.0)% 6,153 6,104 (0.8)% UK 24,033 21,184 (11.9)% 14,062 14,634 4.1% 38,095 35,818 (6.0)% Others 1,716 1,695 (1.2)% 1,924 1,988 3.3% 3,640 3,683 1.2 % Total 79,038 77,681 (1.7)% 110,769 124,975 12.8% 189,807 202,656 6.8%

26 Sources: CIVD; Statistical Surveys RV Industry Overview New Vehicle Registrations by Continent ('000)

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